UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a - 101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.__)

Filed by the registrant [X]
Filed by a party other than the registrant [   ]

Check the appropriate box:

[ ]	Preliminary proxy statement.
[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[X]	Definitive proxy statement.
[ ]	Definitive additional materials.
[ ]	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

BOIS d'ARC ENERGY, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which filing fee is calculated and state how it was determined):
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5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

1)	Amount previously paid:
2)	Form, Schedule or Registration Statement No.:
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BOIS d'ARC ENERGY, INC.
Notice of 2007 Annual Meeting of Stockholders
and Proxy Statement

Please Complete, Sign, Date And Return Your Proxy Promptly

Tuesday, May 22, 2007
10:00 A.M.
600 Travis Street
Suite 6450
Houston, Texas 77002

April 26, 2007

Dear Bois d'Arc Stockholder:

We are pleased to invite you to attend the Annual Meeting of Stockholders of Bois d'Arc Energy, Inc. The meeting will be held at 10:00 a.m., local time, on Tuesday, May 22, 2007, at Suite 6450 in the J. P. Morgan Chase Tower at 600 Travis Street in Houston, Texas. Your Board of Directors and management look forward to greeting those of you who are able to attend in person.

•	You will find enclosed the Notice of Annual Meeting of Stockholders on the following page that identifies two proposals for your action.

•	At the meeting we will present a report on Bois d'Arc's 2006 operating results and on other matters of interest to you.

•	You will find enclosed our 2006 Annual Report, which includes our financial statements.

Your vote is important. The Board of Directors appreciates and encourages stockholder participation in Bois d'Arc's affairs. Whether or not you can attend the meeting, please read the Proxy Statement carefully, then sign, date and return the enclosed proxy promptly in the envelope provided, so that your shares will be represented at the meeting.

On behalf of the Board of Directors, thank you for your cooperation and continued support.

Sincerely,
Gary W. Blackie
President

BOIS d'ARC ENERGY, INC.

600 Travis Street
Suite 5200
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 22, 2007

The 2007 Annual Meeting of Stockholders of Bois d'Arc Energy, Inc. will be held at Suite 6450 at the J.P. Morgan Chase Tower at 600 Travis Street in Houston, Texas, on Tuesday, May 22, 2007, at 10:00 a.m., local time, for the following purposes:

1.	To elect three Class B directors to serve a term of three years until their successors are duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2007; and

3.	To transact such other business as may properly come before the meeting and any adjournments thereof.

You must be a stockholder of record at the close of business on April 20, 2007 to be entitled to vote at the annual meeting.

Your participation in Bois d'Arc's affairs is important. Our officers will be present to respond to questions from stockholders. To ensure your representation, if you do not expect to be present at the meeting, please sign and date the enclosed proxy card and return it to us promptly. A stamped envelope has been provided for your convenience. The prompt return of proxies will ensure a quorum and save us the expense of future solicitation.

By Order of the Board of Directors,

Roland O. Burns
Secretary

April 26, 2007

IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY.

BOIS d'ARC ENERGY, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 22, 2007

INTRODUCTION

Our Board of Directors is soliciting your proxy to encourage your participation in the voting at the annual meeting and to obtain your support on the proposals being voted on. You are invited to attend the annual meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf. Our principal executive offices are located at 600 Travis Street, Suite 5200, Houston, Texas 77002.

This Proxy Solicitation

There are two parts to this solicitation: the proxy card and this proxy statement. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions. We are first sending the notice, this proxy statement, and the proxy card on or about April 26, 2007 to all stockholders entitled to vote. This proxy statement provides you with a variety of information on the proposals and other matters that you may find useful in determining how to vote. It is divided into six sections following this Introduction:

•	"Voting," page 2
•	"Security Ownership of Certain Beneficial Owners and Management," page 3
•	"Proposals to be Voted Upon," page 4
•	"Corporate Governance Matters," page 7
•	"Executive Compensation," page 13
•	"Other Matters," page 20

We are soliciting your proxy for the 2007 annual meeting and will pay for soliciting these proxies. Our directors, officers and employees may solicit proxies in person, by telephone or by other electronic means of communication. We have also retained American Stock Transfer & Trust Company to assist in distributing proxy solicitation materials. We will reimburse brokers and other nominees for reasonable out-of-pocket expenses they incur in forwarding these proxy materials to you if you are a beneficial owner.

The Annual Meeting

The annual meeting will be held on Tuesday, May 22, 2007 at the J. P. Morgan Chase Tower in Houston, Texas, beginning at 10:00 a.m. local time. A quorum of stockholders is necessary to hold a valid meeting. A majority of our common stock must be represented at the annual meeting, whether in person or by proxy, for a quorum to exist. Abstentions and broker non-votes will be counted in determining whether or not there is a quorum at the annual meeting. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on other matters because he does not have the authority to do so. Abstentions and broker non-votes will not be counted when tabulating the votes cast on the election of the directors.

Stockholders

On April 20, 2007, we had 66,433,500 issued and outstanding shares of common stock which are eligible to vote at the annual meeting. You are entitled to one vote at the annual meeting, for each share of our common stock that you owned of record at the close of business on April 20, 2007, the record date. The number of shares you own (and may vote) is listed on the enclosed proxy card.

VOTING

How to Vote Your Shares

You may vote your shares at the annual meeting in person or by proxy. To vote in person, you must attend the annual meeting, and obtain and submit a ballot, which will be provided at the meeting. To vote by proxy, you must complete, sign, date and return the enclosed proxy card.

The proxy card is fairly simple to complete, with specific instructions right on the card. By completing and submitting it, you will direct the designated persons (known as "proxies") to vote your shares at the annual meeting in accordance with your instructions. The Board of Directors has appointed Gary W. Blackie and Roland O. Burns to serve as the proxies for the annual meeting.

Your proxy will be valid only if you sign, date and return it so that it is received before the annual meeting. If you complete all of the proxy card except the voting instructions, then the designated proxies will vote your shares "for" the election of the nominated directors and "for" the ratification of Ernst & Young LLP as our independent registered public accounting firm. If any nominee for election to the Board of Directors is unable to serve, which is not anticipated, or if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with their best judgment. The Board of Directors knows of no matters, other than those described above, to be presented for consideration at the annual meeting.

You may revoke your proxy at any time before it is exercised by any of the following means:
•	Notifying our Corporate Secretary in writing of such revocation;
•	Submitting a properly completed and later dated proxy; or
•	Attending the annual meeting and voting in person. Your attendance at the annual meeting will not by itself revoke a proxy; you must vote your shares at the meeting for your proxy to be revoked.

Where to Find Voting Results

We will publish the voting results in our Quarterly Report on Form 10-Q for the second quarter of 2007, which we intend to file with the Securities and Exchange Commission (the "Commission") in August 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth stockholder information as of April 20, 2007 for persons known to us to be large stockholders (5% or more), directors or executive officers. Ownership of our common stock is shown in terms of "beneficial ownership." A person generally "beneficially owns" shares if he or she has either the right to vote those shares or dispose of them. More than one person may be considered to beneficially own the same shares. In this proxy statement, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by him or her. Shares shown as beneficially owned by our directors or executive officers include shares that they have the right to acquire by exercising options on or before June 19, 2007. The percentages shown in this proxy statement compare the person's beneficially owned shares with the total number of shares of our common stock outstanding on April 20, 2007 (66,433,500 shares) plus the number of unissued shares as to which such person has the right to acquire voting or dispositive power on or before June 19, 2007.

	Shares Beneficially Owned
Name of Beneficial Owner(1)	Number(2)	Percent
M. Jay Allison	700,100	1.1%
Chairman of the Board of Directors
Wayne L. Laufer	9,476,341	14.2%
Chief Executive Officer and Director
Gary W. Blackie	6,221,206	9.3%
President and Director
Roland O. Burns	701,000	1.1%
Senior Vice President, Chief Executive Officer, Secretary and Director
John L. Duvieilh	59,980	*
Director
D. Michael Harris	162,376	*
Director
David K. Lockett	14,600	*
Director
Cecil E. Martin	10,750	*
Director
David W. Sledge	14,600	*
Director

All Executive Officers and Directors as a Group (9 Persons)	17,360,953	25.8%

Comstock Resources, Inc. 5300 Town and Country Blvd., Suite 500, Frisco, Texas 75034	32,220,761(3)	48.5%

* Indicates less than one percent.

(1)  Unless otherwise noted, the address of each beneficial owner is c/o Bois d'Arc Energy, Inc. 600 Travis Street, Suite 5200, Houston, Texas 77002.
(2)  Includes shares issuable pursuant to stock options which are presently exercisable or exercisable on or before June 19, 2007 in the following amounts: Mr. Allison-200,000 shares; Mr. Laufer-200,000 shares; Mr. Blackie-200,000 shares; Mr. Burns-200,000 shares; Mr. Duvieilh-10,000 shares; Mr. Harris-10,000 shares; Mr. Lockett-10,000 shares; Mr. Martin-10,000 shares, Mr. Sledge-10,000 shares; and all executive officers and directors-850,000 shares.
(3)  Represents shares held on December 31, 2006, based on Schedule 13G filing dated January 31, 2007.

PROPOSALS TO BE VOTED UPON

(1) Election of Directors

On the agenda for the annual meeting will be the election of three Class B directors each to serve a term of three years beginning at this annual meeting. The nominees receiving the greatest number of votes cast will be elected. So, if you do not vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. A "broker non-vote" will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director. Our Board of Directors presently consists of nine members comprised of three classes (Class A, B and C). Directors are elected in classes to serve terms of three years. The current Class A directors, whose terms expire in 2009, are John L. Duvieilh, David K. Lockett and David W. Sledge. The Class B directors, whose terms will expire at the annual meeting, are Gary W. Blackie, Roland O. Burns and D. Michael Harris. The Class C directors, whose terms expire in 2008, are M. Jay Allison, Wayne L. Laufer and Cecil E. Martin.

The Board of Directors has nominated Gary W. Blackie, Roland O. Burns and D. Michael Harris for re-election to the Board of Directors.

Nominees for Three-Year Term

GARY W. BLACKIE, (58) Director and President

Mr. Blackie has been our President and a director since our inception. Mr. Blackie co-founded with Mr. Laufer a Gulf of Mexico exploration company in 1984. In 1998, he and Mr. Laufer co-founded Bois d'Arc Offshore Ltd., and Mr. Blackie was a limited partner and its exploration geologist, as well as a member of its member-managed general partner, Bois d'Arc Oil & Gas Company, LLC, from 1998 until July 2004. From 1973 to 1983, he was employed by several oil companies. Mr. Blackie received a B.S. degree in geology/civil engineering and a M.S. degree in geology/geophysics from Ohio University in 1971 and 1973, respectively. Mr. Blackie is a member of the American Association of Petroleum Geologists.

ROLAND O. BURNS, (47) Director, Senior Vice-President, Chief Financial Officer and Secretary

Mr. Burns has been our Senior Vice President, Chief Financial Officer, Secretary and a director since our inception. Mr. Burns has been a director of Comstock Resources, Inc. ("Comstock") since June 1999, and has been Senior Vice President of Comstock since 1994, Chief Financial Officer and Treasurer of Comstock since 1990 and Secretary of Comstock since 1991. From 1982 to 1989, he was employed by the public accounting firm, Arthur Andersen LLP. Mr. Burns received B.A. and M.A. degrees from the University of Mississippi in 1982 and is a Certified Public Accountant.

D. MICHAEL HARRIS, (60) Director

Dr. Harris has been a director since May 2005. Dr. Harris has been an associate professor of accounting at St. Edwards University since 1998 and has been an independent consultant for a variety of small business owners, providing guidance in the management of information systems, taxation and business planning, since 1990. Dr. Harris received a B.B.A. degree from the University of Texas at Austin in 1970, a M.S. degree in Accountancy from the University of Houston Graduate School of Business in 1971 and a Ph.D. degree from the University of Texas at Austin in 1998 and is a Certified Public Accountant and a Certified Information Technology Professional.

Directors Continuing in Office

M. JAY ALLISON, (51) Chairman of the Board of Directors

Mr. Allison has been our Chairman of the Board since our inception. Mr. Allison has been a director of Comstock since June 1987, and its President and Chief Executive Officer since 1988. Comstock is our largest stockholder. Mr. Allison was elected Chairman of the Comstock board of directors in 1997. From 1987 to 1988, Mr. Allison served as Comstock's Vice President and Secretary. From 1981 to 1987, he was a practicing oil and gas attorney with the firm of Lynch, Chappell & Alsup in Midland, Texas. He received B.B.A., M.S. and J.D. degrees from Baylor University in 1978, 1980 and 1981, respectively. Mr. Allison currently serves as a director of Tidewater Marine, Inc., on the Board of Regents for Baylor University and on the Advisory Board of the Salvation Army in Dallas, Texas.

WAYNE L. LAUFER, (61) Chief Executive Officer and Director

Mr. Laufer has been our Chief Executive Officer and a director since our inception. Mr. Laufer co-founded with Mr. Blackie a Gulf of Mexico exploration company in 1984. In 1998, he and Mr. Blackie co-founded Bois d'Arc Offshore Ltd., and Mr. Laufer was a limited partner and its operations engineer, as well as a member of its member-managed general partner, Bois d'Arc Oil & Gas Company, LLC, from 1998 until July 2004. From 1967 to 1983, he was employed by various energy companies. Mr. Laufer received a B.S. degree in civil engineering from Missouri School of Mines & Metallurgy (Rolla) in 1967. Mr. Laufer is a member of the Society of Petroleum Engineers and the Louisiana Oil and Gas Association.

JOHN L. DUVIEILH, (46) Director

Mr. Duvieilh has been a director since May 2005. Mr. Duvieilh has been associated with the law firm of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. since 1986, and became a partner of such firm in 1992. He received a B.B.A. degree from Loyola University in 1983 and a J.D. degree from Louisiana State University in 1986.

DAVID K. LOCKETT, (52) Director

Mr. Lockett has been a director since May 2005. Mr. Lockett has been a Vice President of Dell Inc. and has managed Dell's Small and Medium Business Group since 1996. Mr. Lockett has been employed by Dell Inc. for the last 15 years and has spent the past 25 years in the technology industry. Mr. Lockett also serves as a director of Comstock, a position he has held since July 2001. Mr. Lockett received a B.B.A. degree from Texas A&M University in 1976.

CECIL E. MARTIN, (65) Director

Mr. Martin has served as a director since May 2005. Mr. Martin is an independent commercial real estate investor who has primarily been managing his personal real estate investments since 1991. From 1973 to 1991, he also served as chairman of a public accounting firm in Richmond, Virginia. Mr. Martin also serves as a director of Comstock and on the board of directors and audit committees of Crosstex Energy, Inc. and Crosstex Energy, LP. Mr. Martin holds a B.B.A. degree from Old Dominion University and is a Certified Public Accountant.

DAVID W. SLEDGE, (50) Director

Mr. Sledge has been a director since May 2005. Mr. Sledge is currently a Vice President of Basic Energy Services. He was President and Chief Officer of Sledge Drilling Corporation through April 2, 2007 which was acquired by Basic Energy Services. He served as an area operations manager for Patterson-UTI Energy, Inc. from May 2004 until January 2006. From October 1996 until May 2004, Mr. Sledge managed his personal investments in oil and gas exploration activities. Mr. Sledge is a past director of the International Association of Drilling Contractors and is a past chairman of the Permian Basin chapter of this association. Mr. Sledge also serves as a director of Comstock, a position he has held since May 1996. He received a B.B.A. degree from Baylor University in 1979.

There are no family relationships among any of our officers or directors.

The Board of Directors recommends that stockholders vote FOR the re-election of Messrs. Blackie, Burns and Harris. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

(2) Ratification of Appointment of Independent Registered Public Accounting Firm

The Board of Directors, upon the recommendation of the audit committee, has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for 2007. Stockholders are being asked to ratify this appointment. Ernst & Young LLP has served in this capacity since our inception in 2004. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they desire to do so, and will be available to answer your questions.

The Board of Directors recommends that stockholders vote FOR such ratification. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

The affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting is necessary for ratification of the appointment of the independent registered public accounting firm.

CORPORATE GOVERNANCE MATTERS

Corporate Governance Principles and Code of Business Conduct and Ethics

The Board of Directors has adopted a set of corporate governance guidelines and a code of business conduct and ethics. The governance guidelines and the code are available on our website at www.boisdarcenergy.com, and are available upon written request to our corporate secretary.

Determinations of Director Independence

Under rules adopted by the New York Stock Exchange ("NYSE"), we must have a majority of independent directors. No board member qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). In evaluating each director's independence, the Board of Directors considers all relevant facts and circumstances and relationships and transactions between each director, his or her family members or any business, charity or other entity in which the director has an interest in us, our affiliates, or our executives. As a result of this review, the Board of Directors affirmatively determined that Dr. Harris is independent from us and our management. Of the directors continuing in office, the Board has determined that Messrs. Duvieilh, Lockett, Martin and Sledge are independent according to the NYSE's rules.

When making its independence determination, the Board of Directors considered our relationship with Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., a law firm that is performing certain legal services for us, and in which Mr. Duvieilh is a partner. The Board of Directors determined that the extent of this relationship does not impair Mr. Duvieilh's independent judgment, and that the relationship is not material.

Board of Director Meetings and Committees

Our Board of Directors held six meetings during 2006. We have four standing committees: the audit committee, the compensation committee, the corporate governance / nominating committee and the executive committee. During 2006, the audit committee held five meetings, the compensation committee and the corporate governance / nominating committee held one meeting and the executive committee did not meet. All of our directors except Messrs. Lockett and Sledge attended all of the board and their respective committee meetings during 2006. Mr. Sledge and Mr. Lockett each missed one board of directors meeting and Mr. Sledge missed one audit committee meeting. All of our directors are strongly encouraged to attend the annual meeting of stockholders. All of our directors except for Mr. Sledge attended the 2006 annual meeting of stockholders. Each of the independent directors presides at the executive sessions of non-management directors on a rotating basis.

Adoption of Written Charters

Effective May 10, 2005, the Board of Directors adopted written charters for the audit committee, the compensation committee and the corporate governance / nominating committee. A copy of the charter for each committee is available on our website at www.boisdarcenergy.com. The charters of these committees are also available upon written request to our corporate secretary.

Corporate Governance / Nominating Committee

The primary duties of the corporate governance / nominating committee are to assist the Board of Directors in identifying and evaluating candidates for membership on our Board of Directors and to nominate candidates for election to our Board of Directors. The members of the corporate governance / nominating committee are Dr. Harris (Chairman) and Messrs. Duvieilh and Lockett.

The Board of Directors, in its reasonable business judgment, has determined that all three members of the corporate governance / nominating committee are independent under the listing standards of the NYSE and the rules of the Commission.

Director Nominations Process

As indicated above, the nominating functions of the Board of Directors are handled by the corporate governance / nominating committee pursuant to its charter. In evaluating nominees for membership on the board, the corporate governance / nominating committee applies the board qualification standards set forth in our corporate governance guidelines. Under these qualification standards, the corporate governance / nominating committee will take into account many factors, including education, business, governmental and civic experience, diversity, communication, interpersonal and other required skills, independence, wisdom, integrity, an understanding and general acceptance of our current corporate philosophy, a valid business or professional knowledge and experience that can bear on our problems and deliberations, an inquiring mind, the willingness to speak one's mind and ability to challenge and stimulate management, future orientation and the willingness to commit the required time and energy.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the corporate governance / nominating committee may consider such other factors as it may deem are in the best interests of us and our stockholders. The corporate governance / nominating committee evaluates each individual in the context of the Board of Directors as a whole, with the objective of recommending nominees who can best perpetuate the success of the business, be an effective director in conjunction with the full board, and represent stockholder interests through the exercise of sound judgment using their diversity of experience in these various areas.

Our corporate governance / nominating committee assesses the appropriate size of the Board of Directors, and whether any vacancies on the board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the corporate governance / nominating committee will consider various potential candidates who may come to the attention of the committee through current board members, professional search firms, stockholders or other persons. Each candidate brought to the attention of the corporate governance / nominating committee, regardless of who recommended such candidate, is considered on the basis of the criteria set forth in our corporate governance guidelines.

As stated above, the corporate governance / nominating committee will consider candidates proposed for nomination by our stockholders. Stockholders may propose candidates by submitting the candidate's name and qualifications for board membership to: Corporate Governance / Nominating Committee, care of Roland O. Burns, Corporate Secretary, Bois d'Arc Energy, Inc., 600 Travis Street, Suite 5200, Houston, Texas 77002. Although the corporate governance / nominating committee does not require the stockholder to submit any particular information regarding the qualifications of the stockholder's candidate, the level of consideration that the corporate governance / nominating committee will give to the stockholder's candidate will be commensurate with the quality and quantity of information about the candidate that the nominating stockholder makes available to the committee.

Director Compensation

The following table sets forth the compensation of our non-employee directors for services during 2006. Our executive officers do not receive additional compensation for serving on the Board of Directors. The following table sets forth certain information regarding compensation earned during our latest fiscal year by each of our directors:

Name of Director	Fees Earned or Paid in Cash	Option Awards(1)	Total
John L. Duvieilh	$30,000	$31,354	$61,354
D. Michael Harris	$35,000	$31,354	$66,354
David K. Lockett	$35,500	$31,354	$66,354
Cecil E. Martin	$45,000	$31,354	$76,354
David W. Sledge	$30,000	$31,354	$61,354

(1)     Amounts reported as compensation expense relate to stock option grants of 5,000 shares per director in 2005 with a grant date fair value of $4.67 per option share and 5,000 shares per director in 2006 with a grant date fair value of $7.92 per option share. Assumptions used to compute the grant date fair value of stock option awards appear in note 6 to our consolidated financial statements in our 2006 annual report filed on Form 10-K.

Beginning June 1, 2006, our non-employee directors receive directors' fees of $35,000 per year. In addition, the chairman of each committee receives an additional retainer as follows: audit - $15,000, compensation - $5,000 and corporate governance / nominating - $5,000. In addition, we reimburse our directors for expenses, including travel, they incur in connection with attending board or committee meetings.

Each director also receives an option to purchase 5,000 shares of common stock when the director is initially elected or appointed to the Board of Directors and receives an option grant each year at the annual meeting to purchase an additional 5,000 shares of common stock. The following table sets forth certain information with respect to the value of grants of stock option awards to our directors during 2006.

			Stock Option Awards
Name of Director	Grant Date	Securities Underlying Options(#)	Exercise Price of Stock Option Awards ($/Share)	Grant Date Fair Value of Stock Option Awards

John L. Duvieilh	June 2, 2006	5,000	$16.47	$39,624
D. Michael Harris	June 2, 2006	5,000	$16.47	$39,624
David K. Lockett	June 2, 2006	5,000	$16.47	$39,624
Cecil E. Martin	June 2, 2006	5,000	$16.47	$39,624
David W. Sledge	June 2, 2006	5,000	$16.47	$39,624

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who own more than 10% of our common stock to file with the Commission and the NYSE initial reports of ownership of our common stock and other equity securities, and reports of certain transactions in our securities. Such persons are required by the Commission regulations to furnish us with copies of all Section 16(a) forms they file. The Commission regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based upon a review of these records and amendments thereto, all of these filing requirements for 2006 were timely met except Dr. Harris had one late filing, reporting three transactions.

The Audit Committee

The primary responsibility of the audit committee is to assist the Board of Directors in overseeing management and the independent registered public accounting firm in fulfilling their responsibilities in the financial reporting process of our company. The members of the audit committee are Messrs. Martin (Chairman) and Sledge and Dr. Harris.

The Board of Directors, in its reasonable business judgment, has determined that all three members of the audit committee are independent under the listing standards of the NYSE and the rules of the Commission. In addition, the Board of Directors has determined that Mr. Martin is an "audit committee financial expert," as such term is defined in Item 407(d)(5)ii of Regulation S-K promulgated by the Commission. Mr. Martin serves on the audit committees of more than three public companies, and the Board of Directors has determined that such service by Mr. Martin does not impair his ability to effectively serve on the Company's audit committee.

Audit Committee Report

The audit committee assists the Board of Directors in overseeing: (1) the integrity of Bois d'Arc's financial statements, (2) Bois d'Arc's compliance with legal and regulatory requirements, (3) the independence, qualifications and performance of Bois d'Arc's independent registered public accounting firm and (4) Bois d'Arc's performance of its internal audit function. The Board of Directors has made a determination that the members of the audit committee satisfy the requirements of the NYSE listing standards as to independence, financial literacy and experience. The Board of Directors also determined that Mr. Martin is an "audit committee financial expert," as defined by the rules of the Commission. In 2005, the Audit Committee established a procedure for receiving and addressing anonymous complaints regarding financial or accounting irregularities. The Audit Committee set up a toll free ethics and compliance hotline managed by an independent third party. This hotline is available 24 hours a day, 7 days a week to enable employees to communicate concerns to management without fear of retaliation.

Management is responsible for the preparation, presentation and integrity of Bois d'Arc's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. Consistent with its oversight role, the audit committee met with Ernst & Young LLP with and without management present to discuss the results of their examinations and evaluations of Bois d'Arc's internal controls. The audit committee also reviewed and discussed Bois d'Arc's progress on complying with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board's Auditing Standard No. 2 regarding the audit of internal control over financial reporting.

Ernst & Young LLP served as Bois d'Arc's independent registered public accounting firm during 2006, and the audit committee has recommended, and the Board of Directors has approved, the reappointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2007. Representatives of Ernst & Young LLP will be present at the annual meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

In performing its oversight role, the audit committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The committee has received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with Ernst & Young LLP, the firm's independence.

Based on the review and discussions referred to in the above paragraph, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the Securities and Exchange Commission.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting for Bois d'Arc and are not experts in auditor independence standards. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and Bois d'Arc's registered public accounting firm. Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to above do not assure that the audit of Bois d'Arc's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that Ernst & Young LLP is in fact independent. The independent registered public accounting firm is responsible for performing an audit of the financial statements and of management's assessment of the effectiveness of the Company's internal control over financial reporting in accordance with the standards of the Public Accounting Oversight Board.

Submitted by the Audit Committee of the Board of Directors.

Cecil E. Martin, Chairman
D. Michael Harris
David W. Sledge

Compensation Committee

The primary duties of the compensation committee are to assist the Board of Directors in establishing remuneration arrangements for executive officers and directors and to administer our executive compensation programs. The members of the compensation committee are Messrs. Lockett (Chairman) and Sledge. The compensation committee reviews and discusses with management the Compensation Discussion and Analysis (the "CD&A") required by the Securities and Exchange Commission and recommends to the Board that the CD&A be included in the Company's proxy statement. The committee also produces an annual compensation committee report for inclusion in Bois d'Arc's proxy statement.

The Board of Directors, in its reasonable business judgment, has determined that all three members of the compensation committee are independent under the listing standards of the NYSE and the rules of the Commission. None of the members of the compensation committee are, or have been, employees of Bois d'Arc, or are employees of any entity for which an executive officer serves on the Board of Directors.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2006, the following persons served on the compensation committee: David K. Lockett (Chairman) and David W. Sledge. None of the members of the compensation committee are, or have been employees of the company or are employees of any entity for which an executive officer serves on the Board of Directors.

Compensation Committee Report

The compensation committee determines the objectives for Bois d'Arc's executive compensation and benefit programs and discharges the responsibilities relating to the compensation of Bois d'Arc's executive officers. The specific duties of the compensation committee are set forth in its charter, which was adopted by the Board of Directors.

The compensation committee has reviewed and discussed the CD&A contained on pages 13 through 19 of this proxy statement with management, and based upon this review and discussion the committee recommended to the Board of Directors, and the Board approved, that the CD&A be included in this proxy statement and incorporated by reference into Bois d'Arc's Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Submitted by the Compensation Committee of the Board of Directors.

David K. Lockett, Chairman
David W. Sledge

Certain Relationships and Related Transactions

Comstock owns approximately 48.5% of our outstanding common stock. In 2006, we paid $60,000 to Comstock for financial, human resources and administration services provided pursuant to a service agreement we have entered into with Comstock.

An entity owned by the spouse of Wayne L. Laufer, our Chief Executive Officer and a director, provided accounting services to our predecessor. In connection with our formation, this arrangement was terminated, which resulted in a termination fee of $1.2 million that is payable in monthly installments. In 2006 we paid $497,000 pursuant to this agreement, and as of December 31, 2006, $122,000 remained payable under this agreement. Subsequent to our formation, this entity performed services for us under a new consulting agreement and we paid $28,000 for such services in 2006.

The independent members of our Board of Directors approve any transaction that required disclosure under this subheading. While this policy is not in writing, it is evidenced by our practice of approving transactions in this manner.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview and Objectives of Bois d'Arc's Executive Compensation Program

Our Compensation Committee has responsibility for establishing and administering the compensation objectives, polices and plans for Bois d'Arc. Both the compensation program and each executive officer's compensation are approved by the Compensation Committee.

The Compensation Committee bases its decisions concerning specific compensation elements and total compensation paid or awarded to our officers on several different objectives, which include:

•	Encouraging both short-term and long-term performance focus, promoting stockholder value through strategic business decisions and achievement of performance objectives;
•	Providing compensation that is competitive with compensation in a broad group of companies that are similar in size to Bois d'Arc and are in similar markets for executive talent;
•	Providing incentive compensation intended to vary with our performance, while appropriately moderating the impact of the cyclical nature of our business; and
•
Facilitating ownership of our common stock by our executive officers through stock-based incentives so that management's interests are closely aligned with those of stockholders in terms of both risk and reward.

Compensation Components

The primary component of compensation for our four executive officers - Mr. Allison, Chairman; Mr. Laufer, Chief Executive Officer; Mr. Blackie, President; and Mr. Burns, Chief Financial Officer were stock-based awards made in connection with our formation. Each of our executive officers received restricted stock awards of 500,000 shares and non-qualified stock options to purchase 500,000 shares of our stock at $6.00 per share. These stock-based awards vest 20% per year with service to the Company. Mr. Laufer and Mr. Blackie also receive a base salary of $360,000 per year. Mr. Allison and Mr. Burns do not receive any cash compensation from the Company. Other officers and employees of the Company, including Greg T. Martin, our Vice President of Operations, receive a base salary, an annual cash bonus, stock-based awards, and participation in the Bois d'Arc Energy Overriding Royalty Incentive Plan. Mr. Martin also received restricted stock awards of 25,000 shares and non-qualified stock options to purchase 175,000 shares of our stock at $6.00 per share in connection with our formation. Mr. Laufer, Mr. Blackie, Mr. Martin, and certain other officers have employment agreements providing for post-termination compensation in certain circumstances. The Compensation Committee has not established formal policies or guidelines with respect to the mix of base salary, annual cash bonus and stock-based awards to be paid or awarded to our officers and employees. In general, the Compensation Committee believes that a greater percentage of the compensation for the executive officers and other senior members of management should be stock-based awards to align their interests with those of our stockholders. Since our four executive officers are substantial stockholders or represent a substantial stockholder, their compensation is directly tied to the performance of our stock either through increasing the value of their holdings in the Company or through the initial stock-based awards made in connection with our formation which are being earned over a five-year period.

Base Salary

In 2006, base salaries for Mr. Laufer and Mr. Blackie were not changed. Base salary for our other officers and employees were based upon the individual's responsibilities, experience and expected performance, taking into account among other things, the individual's initiative, contributions to Bois d'Arc's overall performance, managerial ability and handling of special projects. These same factors are applied to establish base salaries for other key management employees. Base salaries for all of our officers generally are reviewed annually for possible adjustment. The Chief Executive Officer recommends the base salary for all employees. The Compensation Committee reviews the recommendations made by the Chief Executive Officer and approves them or adjusts them as they deem appropriate.

Bonuses

All of our full time employees participate in an annual bonus plan based upon the individual's performance and designed to reward positive short-term performance. The Chief Executive Officer recommends the annual bonus for each employee. The Compensation Committee reviews the recommendations by the Chief Executive Officer and approves or adjusts them as they deem appropriate. In 2006, cash bonuses paid to our employees aggregated $711,000. Mr. Laufer and Mr. Blackie did not receive bonuses in 2006.

In addition to the annual cash bonuses, we periodically pay signing bonuses to new employees that are hired. The signing bonus is designed to compensate the new employee for compensation that will not be earned from the employee's previous employer and otherwise as a recruitment incentive. In 2006 we paid three new employees signing bonuses in the aggregate amount of $150,000.

Stock-Based Awards

Our executive officers and other employees are eligible to receive stock-based awards under the Long-term Incentive Plan. The objectives of the plan are to attract and retain key employees, to motivate them to achieve long-range goals and to reward individual performance. Because employees' compensation from stock-based awards is based on our stock price performance, the Compensation Committee believes stock-based awards create a strong incentive to improve long-term financial performance and increase stockholder value. Factors used to set the range of stock-based awards granted include management's and the Compensation Committee's perception of the incentive necessary to motivate individuals to join the company, the stock-based incentives provided by peer companies, and the role and impact of the various management levels in achieving key strategic results. No awards were made in 2006 under the Long-term Incentive Plan to our executive officers. Other officers and employees were granted stock options in 2006 to purchase 339,000 shares, including Mr. Martin who received an award to purchase 35,000 shares in 2006. The initial grants of stock-based awards vest 20% per annum over a period of five years. Subsequent grants made after the initial grant vest five years from the date of the awards. The Compensation Committee has determined that the five year vesting schedule for stock-based awards, which combines the individual's initial award which vests 20% per year over a five year period with subsequent awards which vest one year out from the last vesting date, enhances the retention value of these awards. Stock-based awards are forfeited if such individuals do not remain employees for the vesting period. We have not set the grant date of stock options in coordination with the release of material nonpublic information, and the Compensation Committee has not delegated to any other person any aspect of the administration of the Long-term Incentive Plan.

Overriding Royalty Interest Incentive Plan

We established the Overriding Royalty Interest Incentive Plan at our inception to attract and retain well-qualified geologists and to provide incentive compensation competitive with those of other similarly situated companies. Our executive officers are not allowed to participate in this plan. For exploratory prospects that we generate or participate in we retain 2% of the revenue interest for this plan. This interest is reduced proportionally to our interest if we participate in an exploratory prospect of another company. Of the overriding royalty interest assigned to the plan, 1.1% of the 2.0% is allocated and assigned to our Vice President of Exploration, our Vice President of Operations, which is currently Mr. Martin, and the generating and contributing geologists. The remaining 0.9% of the 2.0% overriding royalty interest is assigned to an employee pool which is awarded on an annual basis to all our employees, other than those receiving direct assignments and our executive officers.

Other Benefits

All of our full time employees, including Mr. Laufer, Mr. Blackie and Mr. Martin, receive medical, group life insurance and other benefits including matching contributions under our 401(k) plan that are available generally to all of our salaried employees. We have no defined benefit retirement benefit plans for any of our employees.

Limitation on Income Tax Deduction for Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the corporate income tax deduction for compensation paid to each executive officer shown in the summary compensation table in the proxy statement of a public company to $1 million, unless the compensation is "performance-based compensation" and qualifies under certain other exceptions. Our policy is primarily to design and administer compensation plans which support the achievement of long-term strategic objectives and enhance shareholder value. Where it is consistent with our compensation philosophy, the Compensation Committee will also attempt to structure compensation programs that are tax-advantageous to us. Awards of stock options under the Long-term Incentive Plan qualify as "performance based compensation." The restricted stock awards and our cash compensation do not qualify.

Summary Compensation Table

The Summary Compensation Table reflects the elements of compensation earned by our named executives under our executive compensation programs for 2006.

Salary ($): Values shown represent the base salary earnings of the named executives for 2006.

Bonus ($): Values reflect the cash bonus earned by the named executives in 2006.

Stock Awards ($): This column represents compensation expense related to restricted stock grants recorded in our income statement for 2006 as determined in accordance with Statement of Financial Accounting Standards 123R and discussed in note 6 to our consolidated financial statements included in our 2006 annual report filed on Form 10-K.

Option Awards ($): This column represents compensation expense related to stock option grants recorded in our income statement for 2006 as determined in accordance with Statement of Financial Accounting Standards 123R and discussed in note 6 to our consolidated financial statements included in our 2006 annual report filed on Form 10-K.

All Other Compensation ($): This column represents the value of the additional benefits provided by us that includes the employer match under our 401-K plan, and for non-executive officers distributions from our Overriding Royalty Interest Incentive Plan.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	All Other Compensation(2)(3)	Total

M. Jay Allison(1) Chairman of the Board	2006	—	—	$680,000	$455,320	—	$1,135,320
Wayne L. Laufer Chief Executive Officer	2006	$360,000	—	$680,000	$455,320	—	$1,495,320
Gary W. Blackie President	2006	$360,000	—	$680,000	$455,320	—	$1,495,320
Roland O. Burns Senior Vice President and Chief Financial Officer	2006	—	—	$680,000	$455,320	—	$1,135,320
Greg T. Martin Vice President of Operations	2006	$212,500	$120,000	$34,000	$268,389	$6,884	$641,773

(1)  Mr. Allison's only office with Bois d'Arc is as Chairman of the Board of Directors.
(2)  The value of all perquisites provided to each executive officer by us did not exceed $10,000 for 2006 and therefore no perquisites are included in this table.
(3)  This amount represents matching contributions under our 401(K) profit sharing plan and distributions from the Overriding Royalty Interest Incentive Plan.

Grants of Plan-Based Awards in 2006

The following table sets forth certain information with respect to the value of grants of stock-based awards to our named executives during 2006.

Stock Option Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Options(#)	Exercise or Base Price of Stock Option Awards	Grant Date Fair Value of Stock Option Awards(1)
M. Jay Allison Chairman of the Board	—	—	—	—
Wayne L. Laufer Chief Executive Officer	—	—	—	—
Gary W. Blackie President	—	—	—	—
Roland O. Burns Senior Vice President and Chief Financial Officer	—	—	—	—
Greg T. Martin Vice President of Operations	June 2, 2006	35,000	$16.47	$357,697

(1)  Assumptions used to compute the grant date fair value of stock option awards appear in note 6 to our consolidated financial statements in our 2006 annual report filed on Form 10-K.

Option Exercises and Stock Vested in 2006

The following table sets forth certain information with respect to the value of stock options exercised and restricted shares which vested during the year ended December 31, 2006.

	Stock Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting
M. Jay Allison Chairman of the Board	—	—	100,000	$1,583,000
Wayne L. Laufer Chief Executive Officer	—	—	100,000	$1,583,000
Gary W. Blackie President	—	—	100,000	$1,583,000
Roland O. Burns Senior Vice President and Chief Financial Officer	—	—	100,000	$1,583,000
Greg T. Martin Vice President of Operations	—	—	5,000	$79,150

Outstanding Equity Awards at December 31, 2006

The following table sets forth certain information with respect to the value of outstanding equity awards held by our named executives at December 31, 2006.

	Stock Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options - Exercisable(#)	Number of Securities Underlying Unexercised Options - Unexercisable(#)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested(1)

M. Jay Allison Chairman of the Board	200,000(2)	300,000(2)	$6.00	June 30, 2014	300,000(5)	$4,389,000

Wayne L. Laufer Chief Executive Officer	200,000(2)	300,000(2)	$6.00	June 30, 2014	300,000(5)	$4,389,000

Gary W. Blackie President	200,000(2)	300,000(2)	$6.00	June 30, 2014	300,000(5)	$4,389,000

Roland O. Burns Senior Vice President and Chief Financial Officer	200,000(2)	300,000(2)	$6.00	June 30, 2014	300,000(5)	$4,389,000

Greg T. Martin Vice President of Operations	70,000(2)	105,000(2) 35,000(3) 35,000(4)	$6.00 $15.55 $16.47	June 30, 2014 June 30, 2015 July 1, 2016	15,000(5)	$219,450

(1)  Market value based on the closing price for our common stock on the last trading day of 2006 of $14.63 per share.
(2)  These stock option grants vest 20% on each of July 16, 2005, 2006, 2007, 2008 and 2009.
(3)  These stock option grants vest on June 16, 2010.
(4)  These stock option grants vest on July 1, 2011.
(5)  One third of these stock grants vest on each of July 16, 2007, 2008 and 2009.

Potential Payments Upon Termination

We have entered into employment agreements with Wayne L. Laufer, our Chief Executive Officer, Gary W. Blackie, our President and Greg T. Martin, our Vice President of Operations. Under the agreements, we are required to provide compensation to these officers in the event we terminate the executive's employment without cause or the executive terminates his employment with good reason, including assignment of duties inconsistent with his position or requiring him to reside in another location. The agreements provide that the base salary for Messrs. Laufer, Blackie and Martin will be no less than $360,000, $360,000 and $225,000, respectively. If Mr. Laufer or Mr. Blackie dies, their agreements provide for payment of six months of annualized total compensation. The agreements provide for the payment of severance benefits if the executive is terminated by us without cause, or in the case of Mr. Laufer or Mr. Blackie, if the executive terminated employment for good reason. The severance benefits equal an amount from 100% up to 150% of their current salary and 50% of their most recent bonus, plus continued medical benefits for twelve to eighteen months. If there is a change of control and the executive terminates employment within six months thereafter (or at any time thereafter for good reason) or is terminated by us without cause at any time thereafter, the severance benefit payable to the executive is 299% of his salary and highest annual bonus, the continued medical benefits are extended for eighteen months, and the executives are entitled to reimbursement for reasonable outplacement services. In connection with a change in control, Messrs. Laufer, Blackie and Martin will be entitled to gross-up payments if they are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

The employment agreements define a "Change in Control" as: (i) a change in the majority of the Board of directors within a two year period unless such change was authorized by two-thirds of the directors in place before the change; (ii) a third party, including a group of third parties acting together, acquires 20% or more of our voting stock; and (iii) the completion of a merger or other business combination of us with another corporation and we do not survive or only survive as a subsidiary, or the sale of substantially all of our assets.

The following tables quantify compensation that would become payable under the employment agreements and other arrangements if the named executive's employment had terminated on December 31, 2006, based on, where applicable, our closing stock price on that date. Due to the number of factors that affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be different. If one of the named executives were to retire, die or become disabled, his unvested stock awards would become vested. Under the Long-term Incentive Plan, in the event of a change in control, all outstanding stock awards become fully vested.

Involuntary Termination Without Cause or Termination With Good Reason

Name and Principal Position	Salary	Bonus	Continuation of Health Benefits(4)	Other Payments(5)

Wayne L. Laufer Chief Executive Officer	$540,000(1)	—	$23,036	$20,000

Gary W. Blackie President	$540,000(1)	—	$33,446	$20,000

Greg T. Martin Vice President of Operations	$225,000(2)	$60,000(3)	$22,298	$20,000

(1)  Amount equal to 150% of annual base salary.
(2)  Amount equal to 100% of  annual base salary.
(3)  Amount equal to 50% of the fiscal year bonus.
(4)  Benefits amounts include the cost of continued medical and dental coverage to the executive, spouse and dependents at least equal to that had the executive not been terminated and assumes continued coverage for 12 to 18 months, per the separation agreements.
(5)  The costs actually incurred by each executive for outplacement services will vary.  We believe that the amount shown in this column is a reasonable approximation of the potential costs of outplacement services.

Termination Following a Change in Control

Name and Principal Position	Salary Continuation(1)	Bonus(2)	Continuation of Health Benefits(4)	Value of Unvested Restricted Stock Awards(4)	Value of Option Awards Unvested and Accelerated(4)	Other Payments(5)	Excise Tax & Gross-Up

M. Jay Allison Chairman of the Board	—	—	—	$4,389,000	$2,589,000	—	—

Wayne L. Laufer Chief Executive Officer	$1,076,400	—	$23,036	$4,389,000	$2,589,000	$20,000	$784,308

Gary W. Blackie President	$1,076,400	—	$33,446	$4,389,000	$2,589,000	$20,000	$787,534

Roland O. Burns Senior Vice President and Chief Financial Officer	—	—	—	$4,389,000	$2,589,000	—	—

Greg T. Martin Vice President of Operations	$672,750	$358,800	$33,446	$219,450	$906,150	$20,000	$286,948

(1)  Amount equal to 299% of annual base salary.
(2)  Amount equal to 299% of  highest bonus paid during employee's tenure.
(3)  Benefits amounts include the cost of continued medical and dental coverage to the executive, spouse and dependents at least equal to that had the executive not been terminated and assumes continued coverage for 18 months.
(4)  The value of the restricted stock and stock options is based on our December 31, 2006 closing stock price of $14.63.
(5)  The costs actually incurred by each executive for outplacement services will vary.  We believe that the amount shown in this column is a reasonable approximation of the potential costs of outplacement services.

OTHER MATTERS

Independent Registered Public Accounting Firm and Fees

We have retained Ernst & Young LLP as our registered public accounting firm, as recommended by the audit committee and approved by the Board of Directors.

The table set forth below indicates the amounts billed by Ernst & Young LLP in 2005 and 2006 for services provided to us.

	2005	2006
Audit fees	$450,000	$690,000
Audit related fees(1)	—	94,243
Tax fees(2)	55,000	48,048
All other fees	—	—
Total	$505,000	$832,291

(1) Audit related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(2) Tax fees include fees for tax compliance, tax advice and tax planning.

Audit Committee's Pre-Approval Policy and Procedures

The audit committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific engagement authorization. The audit committee requires the independent registered public accounting firm and management to report on the actual fees charged for each category of service at audit committee meetings throughout the year.

During the year, circumstances may arise when it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval authority from the chairman of the audit committee, who must report on such approvals at the next scheduled audit committee meeting.

All fiscal year 2006 audit and non-audit services provided by the independent registered public accounting firm were pre-approved.

Stockholder Proposals

Any stockholder who desires to submit a proposal for presentation at the 2008 Annual Meeting of Stockholders and wishes to have such proposal (a "Rule 14a-8 Proposal") included in our proxy materials, must submit the Rule 14a-8 Proposal to us at our principal executive offices no later than December 27, 2007, unless we notify the stockholder otherwise. Only those Rule 14a-8 Proposals that are timely received by our Corporate Secretary and proper for stockholder action (and otherwise proper) will be included in our proxy materials.

Any stockholder who desires to submit a proposal for action at the 2008 Annual Meeting of Stockholders, but does not wish to have such proposal (a "Non-Rule 14a-8 Proposal") included in our proxy materials, must submit such Non-Rule 14a-8 Proposal to Bois d'Arc at our principal executive offices between February 2, 2008 and March 4, 2008, unless we notify the stockholder otherwise. If a Non-Rule 14a-8 Proposal is not received within this time period, then we intend to exercise our discretionary voting authority with respect to Non-Rule 14a-8 Proposal. "Discretionary voting authority" is the ability to vote proxies that stockholders have executed and returned to us, on matters not specifically reflected in our proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

Written request for inclusion of any stockholder proposal should be addressed to: Roland O. Burns, Corporate Secretary, Bois d'Arc Energy, Inc., 600 Travis Street, Suite 5200, Houston, Texas 77002. Bois d'Arc recommends that such proposal be sent by certified mail with return receipt requested.

There were no stockholder proposals submitted for the 2007 Annual Meeting.

Householding Information

Unless we have received contrary instructions, we may send a single copy of this proxy statement and notice of annual meeting to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below, and we will send a separate copy to each stockholder.

If the shares are registered in the name of the stockholder, the stockholder should contact us at 600 Travis Street, Suite 5200, Houston, Texas 77002, Attn: Investor Relations, telephone number (713) 228-0438 to inform us of their request. If a bank, broker or other nominee holds the shares, the stockholder should contact the bank, broker or other nominee directly.

Stockholder Communications

Interested parties may communicate directly with the entire Board of Directors or with our outside directors by submitting a letter addressed to the member or members of the Board of Directors to whom the communication is addressed, to Roland O. Burns, Corporate Secretary, Bois d'Arc Energy, Inc., 600 Travis Street, Suite 5200, Houston, Texas, 77002. All such communications, other than unsolicited commercial solicitations or communications, will be forwarded to the appropriate director for review.

Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC, will be sent to any stockholder without charge upon request. You may forward written requests to Investor Relations, Bois d'Arc Energy, Inc., 600 Travis Street, Suite 5200, Houston, Texas, 77002. Oral requests may be made by calling our principal executive offices at (713) 228-0438. Our Annual Report on Form 10-K is also available on the SEC's website www.sec.gov and our website www.boisdarcenergy.com.

Roland O. Burns

Secretary

Houston, Texas
April 26, 2007

BOIS d'ARC ENERGY, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS - MAY 22, 2007

The undersigned hereby appoints Gary W. Blackie and Roland O. Burns, and each of them with full power of substitution, attorneys, agents and proxies of the undersigned to vote as directed on the reverse the shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Bois d'Arc Energy, Inc. to be held Tuesday, May 22, 2007 at 10:00 a.m. and any adjournment or adjournments thereof. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such shares of stock and hereby ratifies and confirms all that said attorneys, their substitutes, or any of them, may lawfully do by virtue hereof.

(To be Signed on Reverse Side.)

FORM OF PROXY

x	PLEASE MARK YOUR VOTES
AS IN THIS EXAMPLE

WITHHOLD
FOR ALL	AUTHORITY FOR	FOR ALL EXCEPT
NOMINEES	ALL NOMINEES	(See instructions below)

1.	Election of				NOMINEES:
	Three (3) Class B				____ Gary W. Blackie
	Directors (term				____ Roland O. Burns
	expires in 2010):				____ D. Michael Harris
		_______	_______	_______

INSTRUCTION: To withhold authority to vote for the individual nominee, mark "FOR ALL EXCEPT"
and fill in the circle next to each nominee you wish to withhold, as shown here: X

2.	Proposal to ratify the appointment of Ernst & Young LLP independent registered public accounting firm for 2007.

3.	In their discretion on such other matters which may properly come before this meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.

SIGNATURE(S) DATE:

NOTE: Please sign exactly as your name appears on this proxy. If your stock is jointly owned, both parties must sign. Fiduciaries and representatives should so indicate when signing, and when more than one is named, a majority should sign.